Exhibit 99.1

CALIBER TO RESCHEDULE REPORTING OF ITS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

SCOTTSDALE, Ariz., March 20, 2024 –Caliber (NASDAQ: CWD; “CaliberCos Inc.”), a real estate investor, developer, and manager, today announced it will be rescheduling the reporting of its fourth quarter and full year results for the period ended December 31, 2023. Caliber is unable to report these results as originally announced on March 7, 2024, because management needs additional time to finalize and analyze the disclosure in its Form 10-K. As a result, the conference call to discuss the Company’s fourth quarter and full-year 2023 results originally scheduled for March 21, 2024, will be rescheduled as soon as possible.

About Caliber
With more than $2.9 billion of managed assets, including estimated costs to complete assets under development, Caliber’s 15-year track record of managing and developing real estate is built on a singular goal: make money in all market conditions. Our growth is fueled by our performance and our competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions do not. Integral to our competitive advantage is our in-house shared services group, which offers Caliber greater control over our real estate and visibility to future investment opportunities. There are multiple ways to participate in Caliber’s success: invest in Nasdaq-listed CaliberCos Inc. or invest directly in our Private Funds.

CONTACTS:
Caliber:
Victoria Rotondo
+1 480-295-7600
Victoria.rotondo@caliberco.com

Investor Relations:
Lisa Fortuna, Financial Profiles
+1 310-622-8251
ir@caliberco.com

Media Relations:
Kelly McAndrew, Financial Profiles
+1 203-613-1552
KMcAndrew@finprofiles.com